Exhibit 32.2

Certifications of Chief Financial Officer

Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Financial Officer and Senior Vice President of Finance of Inotiv, Inc. (the “Company”), hereby certifies that, to the best of her knowledge:

(a)	the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2022 as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Vice President of Finance and Chief Financial Officer Date: December 22, 2020
By: /s/ Beth A. Taylor Beth A. Taylor Chief Financial Officer and Senior Vice President – Finance Date: January 12, 2023